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                         [LETTERHEAD SINGER ZAMANSKY LLP]

                                                     March 25, 1997
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                       Re: All Communications Corporation
                           File No. 333-21069
                           ------------------------------

Gentlemen:

         We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by All Communications Corporation, a New Jersey corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copes or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and, in the case of the Common Stock, fully paid and nonassessable.





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SINGER ZAMANSKY LLP

Securities and Exchange Commission
March 25, 1997
Page -2-

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                                    Very truly yours,

                                                    SINGER ZAMANSKY LLP

                                                    SINGER ZAMANSKY LLP

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